Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES THIRD QUARTER 2019 FINANCIAL RESULTS

- Net Income Attributable to Common Stockholders of $9.7M, or $0.09 per Diluted Share -
- Company Share of Core FFO of $33.9M, Up 30.0% Compared to 3Q 2018 -
- Company Share of Core FFO of $0.31 per Diluted Share, Up 10.7% Compared to 3Q 2018 -
- Consolidated Portfolio NOI and Cash NOI Up 23.5% and 22.2%, Respectively, Over 3Q 2018 -
- Same Property Portfolio NOI and Cash NOI Up 5.2% and 6.8%, Respectively, Over 3Q 2018 -
- GAAP Releasing Spreads of 31.2% and Cash Releasing Spreads of 19.4% -
- Stabilized Same Property Portfolio Ending Occupancy of 97.7% -
- Acquired Nine Industrial Properties for an Aggregate Purchase Price of $226.5 million -

Los Angeles, California - October 29, 2019 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial and operating results for the third quarter of 2019.

Third Quarter 2019 Financial and Operational Highlights:

•	Net income attributable to common stockholders of $0.09 per diluted share for the quarter ended September 30, 2019, compared to $0.07 per diluted share for the third quarter of last year.

•	Company share of Core FFO increased 30.0% year-over-year to $33.9 million for the quarter ended September 30, 2019.

•	Company share of Core FFO per diluted share increased 10.7% year-over-year to $0.31 per diluted share for the quarter ended September 30, 2019.

•	Total rental income of $67.0 million, which represents an increase of 23.0% year-over-year.

•	Consolidated Portfolio Net Operating Income (NOI) of $50.9 million, which represents an increase of 23.5% year-over-year.

•	Consolidated Portfolio Cash NOI of $46.7 million, which represents an increase of 22.2% year-over-year.

•
Same Property Portfolio NOI increased 5.2% compared to the third quarter of 2018, driven by a 4.8% increase in Same Property Portfolio rental income and a 3.7% increase in Same Property Portfolio operating expenses.

•	Same Property Portfolio Cash NOI increased 6.8% compared to the third quarter of 2018.

•	Stabilized Same Property Portfolio NOI increased 2.7% compared to the third quarter of 2018.

•	Stabilized Same Property Portfolio Cash NOI increased 4.1% compared to the third quarter of 2018.

•	Signed new and renewal leases totaling 1,015,097 rentable square feet. Rental rates on new and renewal leases were 31.2% higher than prior rents on a GAAP basis and 19.4% higher on a cash basis.

•	At September 30, 2019, the Stabilized Same Property Portfolio occupancy was 97.7% and the Same Property Portfolio occupancy, inclusive of assets in value-add repositioning, was 97.0%.

•
At September 30, 2019, the consolidated portfolio, including repositioning assets, was 95.0% leased and 94.9% occupied and the consolidated portfolio, excluding repositioning assets aggregating approximately 0.7 million rentable square feet, was 97.6% leased and 97.5% occupied.

•	The Company ended the quarter with low leverage measured by a debt-to-enterprise value ratio of 11.2%.

•	During the third quarter of 2019, the Company acquired nine industrial properties for an aggregate purchase price of $226.5 million.

"We are pleased with the exceptional results generated by the Rexford platform through strong execution of our leasing, asset management, value-add repositioning and investment strategies. Our team drove Core FFO up by 30.0%, which increased by 10.7% on a per share basis, all while maintaining a low leverage balance sheet profile with debt-to-enterprise value of 11.2% at quarter end,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company.  “Tenant demand fundamentals remain strong, with the supply-demand imbalance persisting within our low-supply, high-barrier target infill Southern California markets. We achieved Same Property Portfolio NOI growth of 5.2% on a GAAP basis and 6.8% on a cash basis as we continue to capture attractive leasing spreads on both a GAAP and cash basis, which were 31.2% and 19.4%, respectively. Furthermore, we completed $226.5 million of new investments during the quarter, plus an additional $60.8 million of acquisitions since the end of the third quarter, bringing our year-to-date investment activity to over $773 million of industrial property within prime infill Southern California locations. As we look forward, we are excited at the prospects to create shareholder value through the execution of our unique internal and external growth strategies.”

Financial Results:

The Company reported net income attributable to common stockholders of $9.7 million, or $0.09 per diluted share, for the three months ended September 30, 2019, as compared to net income attributable to common stockholders of $6.3 million, or $0.07 per diluted share, for the three months ended September 30, 2018.

The Company reported net income attributable to common stockholders of $30.6 million, or $0.29 per diluted share, for the nine months ended September 30, 2019, as compared to net income attributable to common stockholders of $23.7 million, or $0.28 per diluted share, for the nine months ended September 30, 2018. Net income for the nine months ended September 30, 2019, includes $5.7 million of gains on sale of real estate, as compared to $11.6 million for the nine months ended September 30, 2018.

The Company reported Company share of Core FFO of $33.9 million, or $0.31 per diluted share of common stock, for the three months ended September 30, 2019, as compared to Company share of Core FFO of $26.1 million, or $0.28 per diluted share of common stock, for the three months ended September 30, 2018. Amounts are adjusted for non-core expenses ($122,000 reported during the third quarter of 2019 and $106,000 reported during the third quarter of 2018).

The Company reported Company share of Core FFO of $95.3 million, or $0.91 per diluted share of common stock, for the nine months ended September 30, 2019, as compared to Company share of Core FFO of $70.4 million, or $0.83 per diluted share of common stock, for the nine months ended September 30, 2018. Amounts are adjusted for non-core expenses ($174,000 reported during the nine months ended September 30, 2019 and $152,000 reported during the nine months ended September 30, 2018).

For the three months ended September 30, 2019, the Company’s consolidated portfolio NOI increased 23.5% compared to the third quarter of 2018 and the Company’s consolidated portfolio Cash NOI increased 22.2% compared to the third quarter of 2018.

For the nine months ended September 30, 2019, the Company’s consolidated portfolio NOI increased 24.6% compared to the nine months ended September 30, 2018, and the Company’s consolidated portfolio Cash NOI increased 25.1% compared to the nine months ended September 30, 2018.

For the three months ended September 30, 2019, the Company’s Same Property Portfolio NOI increased 5.2% compared to the third quarter of 2018, driven by a 4.8% increase in Same Property Portfolio rental income and a 3.7% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 6.8% compared to the third quarter of 2018. Stabilized Same Property Portfolio NOI increased 2.7% in the third quarter of 2019 compared to the third quarter of 2018 and Stabilized Same Property Portfolio Cash NOI increased 4.1% in the third quarter of 2019 compared to the third quarter of 2018.

For the nine months ended September 30, 2019, the Company’s Same Property Portfolio NOI increased 6.6% compared to the nine months ended September 30, 2018, driven by a 5.4% increase in Same Property Portfolio rental income and a 1.5% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 9.3% compared to the nine months ended September 30, 2018. Stabilized Same Property Portfolio NOI increased 3.7% during the nine months ended September 30, 2019, compared to the nine months ended September 30, 2018, and Stabilized Same Property Portfolio Cash NOI increased 6.5% during the nine months ended September 30, 2019, compared to the nine months ended September 30, 2018.

Operating Results:

During the third quarter of 2019, the Company signed 91 new and renewal leases totaling 1,015,097 rentable square feet. Average rental rates on comparable new and renewal leases were up 31.2% on a GAAP basis and up 19.4% on a cash basis. The Company signed 40 new leases for 396,115 rentable square feet, with GAAP rents up 38.2% compared to the prior in-place leases. The Company signed 51 renewal leases for 618,982 rentable square feet, with GAAP rents up 29.1% compared to the prior in-place leases. For the 40 new leases, cash rents increased 26.1%, and for the 51 renewal leases, cash rents were up 17.5%, compared to the ending cash rents for the prior leases.

At September 30, 2019, the Stabilized Same Property Portfolio occupancy was 97.7% and the Same Property Portfolio occupancy, including value-add repositioning assets, was 97.0%. At September 30, 2019, the Company’s consolidated portfolio, excluding value-add repositioning assets, was 97.5% occupied and the Company’s consolidated portfolio, including value-add repositioning assets, was 94.9% occupied.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended September 30, 2019. See below for information regarding the supplemental information package.

Transaction Activity:

In the third quarter 2019, the Company acquired nine properties, for an aggregate purchase price of $226.5 million, as detailed below. Additionally, the Company sold one industrial unit for $1.26 million.

In July 2019, the Company acquired:

•
3340 N. San Fernando Road, a one-acre paved land parcel located in the Los Angeles - San Fernando Valley submarket, for $3.0 million, or $69 per land square foot. The land parcel is part of the Company's Glendale Commerce Center industrial park and was previously operated under a ground lease.

•
5725 Eastgate Drive, a single-tenant industrial building containing 27,267 square feet on 3.78 acres of land, located in the Central San Diego submarket, for $8.2 million, or $299 per square foot. At closing, the Company signed a new long-term lease with a national tenant providing for immediate occupancy.

In August 2019, the Company acquired:

•
18115 S. Main Street, a 100% leased single-tenant industrial building containing 42,270 square feet on 2.74 acres of land, located in the Los Angeles - South Bay submarket, for $6.8 million, or $160 per square foot.

•
3150 E. Ana Street, a 100% leased single-tenant industrial building containing 105,970 square feet on 6.06 acres of land, located in the Los Angeles - South Bay submarket, for $18.8 million, or $177 per square foot.

•
1402 Avenida Del Oro, a 100% leased single-tenant industrial building containing 311,995 square feet on 38.6 acres of land, located in the North San Diego submarket, for $73.6 million, or $236 per square foot.

In September 2019, the Company acquired:

•	9607-9623 Imperial Highway, a 100% leased 3.68-acre trucking and container yard located in the Los Angeles - Mid-Counties submarket, for $10.5 million, or $65 per land square foot.

•
12200 Bellflower Boulevard, a 100% leased 5.87-acre land site containing 54,161 square feet of buildings, located in the Los Angeles - Mid-Counties submarket, for $16.3 million, or $64 per land square foot.

•
Storm Parkway, a 91% leased industrial complex containing four single-tenant buildings and four two-tenant buildings totaling 267,503 square feet on 14.23 acres of land, located in the Los Angeles - South Bay submarket, for $66.2 million or $247 per square foot.

•	2328 Teller Road, a 93% leased multi-tenant industrial complex containing 126,317 square feet on 8.11 acres of land, located in the Ventura County submarket, for $23.3 million or $184 per square foot.

Subsequent to the end of the third quarter 2019, the Company acquired three industrial properties for an aggregate purchase price of $60.8 million.

Balance Sheet:

In September 2019, the Company issued 3,450,000 shares of its 5.625% Series C Cumulative Redeemable Preferred Stock at $25.00 per share, for net proceeds of approximately $83.3 million after deducting the underwriting discount and offering expenses.

During the quarter ended September 30, 2019, the Company issued 1,172,083 shares of common stock under its at-the-market equity offering program (ATM program). The shares were issued at a weighted average price of $44.24 per share, providing gross proceeds of approximately $51.9 million and net proceeds of approximately $51.1 million. As of September 30, 2019, the current ATM program had approximately $483.1 million of remaining capacity.

In July 2019, the Company issued through a private placement $25 million of 10-year senior guaranteed notes carrying a fixed annual interest rate of 3.88% and $75 million of 15-year senior guaranteed notes carrying a fixed annual interest rate of 4.03%.

As of September 30, 2019, the Company had $861.0 million of outstanding debt, with an average interest rate of 3.56% and an average term-to-maturity of 5.8 years. As of September 30, 2019, $802.5 million, or 93%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.55% and an average term-to-maturity of 5.9 years. The remaining $58.5 million, or 7%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.70% and an average term-to-maturity of 3.8 years.

Guidance

The Company is reiterating and increasing its full year 2019 guidance as follows:

•	Net income attributable to common stockholders increased to a range of $0.41 to $0.43 per diluted share

•	Company share of Core FFO increased to a range of $1.20 to $1.22 per diluted share

•	Year-end Same Property Portfolio occupancy within a range of 96.0% to 97.0%

•	Year-end Stabilized Same Property Portfolio occupancy within a range of 97.0% to 97.5%

•	Same Property Portfolio NOI growth for the year increased to a range of 5.5% to 6.5%

•	Stabilized Same Property Portfolio NOI growth for the year within a range of 3.5% to 4.0%

•	General and administrative expenses increased to a range of $29.5 million to $30.0 million

The Core FFO guidance refers only to the Company’s in-place portfolio as of October 29, 2019, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur through the end of the year. A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Dividends:

On October 28, 2019, the Company’s Board of Directors declared a dividend in the amount of $0.185 per share for the fourth quarter of 2019, payable in cash on January 15, 2020, to common stockholders and common unit holders of record as of December 31, 2019.

On October 28, 2019, the Company’s Board of Directors declared a quarterly dividend of $0.367188 per share of its Series A Cumulative Redeemable Preferred Stock, a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a pro-rated cash dividend of $0.39453125 per share of its Series C Cumulative Redeemable Preferred Stock, in each case, payable in cash on December 31, 2019, to preferred stockholders of record as of December 13, 2019.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday, October 30, 2019, at 1:00 p.m. Eastern Time to review third quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through November 30, 2019, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13695225.

About Rexford Industrial:

Rexford Industrial, a real estate investment trust focused on owning and operating industrial properties throughout Southern California infill markets, owns 207 properties with approximately 25.2 million rentable square feet and manages an additional 19 properties with approximately 1.0 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance: The following is a reconciliation of the Company’s 2019 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2019 Estimate
	Low	High
Net income attributable to common stockholders	$0.41	$0.43
Company share of depreciation and amortization	$0.90	$0.90
Company share of gains on sale of real estate	$(0.11)	$(0.11)
Company share of Core FFO	$1.20	$1.22

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio and Stabilized Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio and Stabilized Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio and Stabilized Same Property Portfolio, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2018, and still owned by us as of September 30, 2019. Therefore, we excluded from our Same Property Portfolio any properties that were acquired or sold during the period from January 1, 2018 through September 30, 2019. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude the properties listed in the table below that were under repositioning/lease-up during comparable years.

Stabilized Same Property Portfolio occupancy/leasing statistics excludes vacant/unleased repositioning space at each of these properties as of the end of each reporting period. Stabilized Same Property Portfolio NOI excludes the NOI for the entire property for all comparable periods.
Our Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties that were in various stages of repositioning or lease-up during the year ended December 31, 2018 and the nine months ended September 30, 2019:

14748-14750 Nelson Avenue	301-445 Figueroa Street
15401 Figueroa Street	3233 Mission Oaks Boulevard
1601 Alton Parkway	7110 E. Rosecrans Avenue
2700-2722 Fairview Street	9615 Norwalk Boulevard
28903 Avenue Paine

As of September 30, 2019, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is 135,429 rentable square feet of space at three of our properties that were classified as repositioning or lease-up.
As of September 30, 2018, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is space aggregating 378,040 rentable square feet at six of our properties that were in various stages of repositioning or lease-up.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space at a property as the lower of (i) 35,000 square feet of space or (ii) 50% of a property’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90%

occupancy or (ii) one year from the date of completion of repositioning construction work. We look to update this definition on an annual basis based on the growth and size of the Company’s consolidated portfolio.

Contact:
Investor Relations:

Stephen Swett
424-256-2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Land	$1,728,490	$1,298,957
Buildings and improvements	1,611,060	1,332,438
Tenant improvements	68,124	60,024
Furniture, fixtures, and equipment	141	149
Construction in progress	29,094	24,515
Total real estate held for investment	3,436,909	2,716,083
Accumulated depreciation	(278,726)	(228,742)
Investments in real estate, net	3,158,183	2,487,341
Cash and cash equivalents	197,508	180,601
Restricted cash	—	—
Rents and other receivables, net	4,376	4,944
Deferred rent receivable, net	27,502	22,228
Deferred leasing costs, net	17,561	14,002
Deferred loan costs, net	849	1,312
Acquired lease intangible assets, net	67,110	55,683
Acquired indefinite-lived intangible	5,156	5,156
Interest rate swap asset	374	8,770
Other assets	10,778	6,723
Acquisition related deposits	8,415	925
Assets associated with real estate held for sale, net	4,582	—
Total Assets	$3,502,394	$2,787,685
LIABILITIES & EQUITY
Liabilities
Notes payable	$857,688	$757,371
Interest rate swap liability	10,727	2,351
Accounts payable, accrued expenses and other liabilities	34,669	21,074
Dividends payable	21,034	15,938
Acquired lease intangible liabilities, net	56,151	52,727
Tenant security deposits	27,688	23,262
Prepaid rents	7,759	6,539
Liabilities associated with real estate held for sale	135	—
Total Liabilities	1,015,851	879,262
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value, 10,050,000 shares authorized;
5.875% series A cumulative redeemable preferred stock, 3,600,000 shares outstanding as of June 30, 2019 and December 31, 2018 ($90,000 liquidation preference)	86,651	86,651
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding as of September 30, 2019 and December 31, 2018 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 and zero shares outstanding as of September 30, 2019 and December 31, 2018, respectively ($86,250 liquidation preference)	83,435	—
Common Stock, $0.01 par value 489,950,000 shares authorized and 110,884,272 and 96,810,504 shares outstanding as of September 30, 2019 and December 31, 2018, respectively	1,106	966
Additional paid in capital	2,306,282	1,798,113
Cumulative distributions in excess of earnings	(117,711)	(88,341)
Accumulated other comprehensive income	(10,132)	6,262
Total stockholders’ equity	2,422,074	1,876,094
Noncontrolling interests	64,469	32,329
Total Equity	2,486,543	1,908,423
Total Liabilities and Equity	$3,502,394	$2,787,685

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUES
Rental income	67,020	54,469	190,237	154,518
Management, leasing and development services	90	116	301	359
Interest income	951	609	2,276	609
TOTAL REVENUES	68,061	55,194	192,814	155,486
OPERATING EXPENSES
Property expenses	16,165	13,294	45,116	38,029
General and administrative	7,440	6,229	22,085	18,897
Depreciation and amortization	25,496	20,144	72,014	59,371
TOTAL OPERATING EXPENSES	49,101	39,667	139,215	116,297
OTHER EXPENSES
Acquisition expenses	122	106	174	152
Interest expense	6,785	6,456	19,511	18,760
TOTAL EXPENSES	56,008	46,229	158,900	135,209
Gains on sale of real estate	895	—	5,705	11,591
NET INCOME	12,948	8,965	39,619	31,868
Less: net income attributable to noncontrolling interest	(518)	(141)	(1,288)	(588)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	12,430	8,824	38,331	31,280
Less: preferred stock dividends	(2,572)	(2,423)	(7,419)	(7,270)
Less: earnings attributable to participating securities	(112)	(94)	(339)	(285)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$9,746	$6,307	$30,573	$23,725
Net income attributable to common stockholders per share – basic	$0.09	$0.07	$0.29	$0.28
Net income attributable to common stockholders per share – diluted	$0.09	$0.07	$0.29	$0.28
Weighted-average shares of common stock outstanding – basic	109,645	91,464	104,653	84,407
Weighted-average shares of common stock outstanding – diluted	110,074	91,945	105,014	84,925

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:

	September 30, 2019		September 30, 2018		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(2)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	97.1%	97.5%	95.9%	98.2%	120 bps	(70) bps
Orange County	96.3%	98.7%	94.9%	97.3%	140 bps	140 bps
San Bernardino County	98.0%	98.0%	96.5%	96.5%	150 bps	150 bps
San Diego County	95.9%	95.9%	97.6%	97.6%	(170) bps	(170) bps
Ventura County	96.2%	98.5%	91.6%	97.7%	460 bps	80 bps
Total/Weighted Average	97.0%	97.7%	95.6%	97.6%	140 bps	10 bps

(1)
Reflects the occupancy of our Same Property Portfolio as of September 30, 2019, adjusted for total space of 135,429 rentable square feet at three properties that were in various stages of repositioning or lease-up as of September 30, 2019.

(2)
Reflects the occupancy of our Same Property Portfolio as of September 30, 2018, adjusted for space aggregating 378,040 rentable square feet at six properties that were in various stages of repositioning or lease-up as of September 30, 2018.

Same Property Portfolio NOI and Cash NOI

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Rental income	$51,096	$48,733	$2,363	4.8%	$152,190	$144,451	$7,739	5.4%
Property expenses	12,328	11,892	436	3.7%	36,023	35,476	547	1.5%
Same Property Portfolio NOI	$38,768	$36,841	$1,927	5.2%	$116,167	$108,975	$7,192	6.6%
Straight line rental revenue adjustment	(708)	(920)	212	(23.0)%	(2,647)	(4,320)	1,673	(38.7)%
Amortization of above/below market lease intangibles	(856)	(1,095)	239	(21.8)%	(2,855)	(3,443)	588	(17.1)%
Same Property Portfolio Cash NOI	$37,204	$34,826	$2,378	6.8%	$110,665	$101,212	$9,453	9.3%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Same Property Portfolio NOI, Same Property Portfolio Cash NOI, Stabilized Same Property Portfolio NOI and Stabilized Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$12,948	$8,965	$39,619	$31,868
Add:
General and administrative	7,440	6,229	22,085	18,897
Depreciation and amortization	25,496	20,144	72,014	59,371
Acquisition expenses	122	106	174	152
Interest expense	6,785	6,456	19,511	18,760
Deduct:
Management, leasing and development services	90	116	301	359
Interest income	951	609	2,276	609
Gains on sale of real estate	895	—	5,705	11,591
Net operating income (NOI)	$50,855	$41,175	$145,121	$116,489
Non-Same Property Portfolio rental income	(15,924)	(5,736)	(38,047)	(10,067)
Non-Same Property Portfolio property expenses	3,837	1,402	9,093	2,553
Same Property Portfolio NOI	$38,768	$36,841	$116,167	$108,975
Straight line rental revenue adjustment	(708)	(920)	(2,647)	(4,320)
Amortization of above/below market lease intangibles	(856)	(1,095)	(2,855)	(3,443)
Same Property Portfolio Cash NOI	$37,204	$34,826	$110,665	$101,212

NOI (from above)	$50,855	$41,175	$145,121	$116,489
Non-Stabilized Same Property Portfolio rental income	(19,013)	(7,759)	(47,052)	(15,272)
Non-Stabilized Same Property Portfolio property expenses	4,494	1,948	11,119	4,058
Stabilized Same Property Portfolio NOI	$36,336	$35,364	$109,188	$105,275
Straight line rental revenue adjustment	(650)	(792)	(2,132)	(3,908)
Amortization of above/below market lease intangibles	(862)	(1,106)	(2,876)	(3,544)
Stabilized Same Property Portfolio Cash NOI	$34,824	$33,466	$104,180	$97,823

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$12,948	$8,965	$39,619	$31,868
Add:
Depreciation and amortization	25,496	20,144	72,014	59,371
Deduct:
Gains on sale of real estate	895	—	5,705	11,591
Funds From Operations (FFO)	$37,549	$29,109	$105,928	$79,648
Less: preferred stock dividends	(2,572)	(2,423)	(7,419)	(7,270)
Less: FFO attributable to noncontrolling interest(1)	(1,056)	(574)	(2,810)	(1,693)
Less: FFO attributable to participating securities(2)	(187)	(165)	(545)	(476)
Company share of FFO	$33,734	$25,947	$95,154	$70,209

Company Share of FFO per common share - basic	$0.31	$0.28	$0.91	$0.83
Company Share of FFO per common share - diluted	$0.31	$0.28	$0.91	$0.83

FFO	$37,549	$29,109	$105,928	$79,648
Adjust:
Acquisition expenses	122	106	174	152
Core FFO	$37,671	$29,215	$106,102	$79,800
Less: preferred stock dividends	(2,572)	(2,423)	(7,419)	(7,270)
Less: Core FFO attributable to noncontrolling interest(1)	(1,059)	(576)	(2,813)	(1,696)
Less: Core FFO attributable to participating securities(2)	(187)	(166)	(545)	(478)
Company share of Core FFO	$33,853	$26,050	$95,325	$70,356

Company share of Core FFO per common share - basic	$0.31	$0.28	$0.91	$0.83
Company share of Core FFO per common share - diluted	$0.31	$0.28	$0.91	$0.83

Weighted-average shares of common stock outstanding – basic	109,645	91,464	104,653	84,407
Weighted-average shares of common stock outstanding – diluted	110,074	91,945	105,014	84,925

(1)
Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.

(2)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.